SUPPLEMENT dated January 15, 2003

(To Prospectus Supplement Dated December 23, 2002

to Prospectus Dated October 28, 2002)

$637,105,000 (Approximate)

Amortizing Residential Collateral Trust

Mortgage Pass-Through Certificates, Series 2002-BC10

___________

The tables relating to the Component Notional Amounts of the A-IO(1) Component and A-IO(2) Component under the heading “Description of the Certificates—Distributions of Interest” set forth on  page S-26 of the prospectus supplement are deleted and replaced with the following:

A-IO(1) Component

A-IO(2)  Component:

   the lesser of (i) the

   the lesser of (i) the

    Pool Balance for

    Pool Balance for

    Pool 1 and (ii) the

    Pool 2 and (ii) the

   following amounts

   following amounts

From January 2003 to June 2003

$110,420,468

$42,986,548

From July 2003 to December 2003

$  90,344,019

$35,170,812

From January 2004 to June 2004

$  70,267,570

$27,355,076

From July 2004 to December 2004

$  20,076,448

$  7,815,736

___________